UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 30, 2019 (August 28, 2019)

ROCKWELL MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23661	38-3317208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 Hackensack Ave., Suite 501, Hackensack, NJ 07601

(Address of principal executive offices, including zip code)

(248) 960-9009

(Registrant’s telephone number, including area code)

30142 Wixom Road, Wixom, Michigan 48393

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each Exchange on which registered
Common Stock, $0.0001	RMTI	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03                                           Material Modification to Rights of Security Holders

On August 30, 2019, Rockwell Medical, Inc. (the “Company”) changed its state of incorporation from the State of Michigan to the State of Delaware (the “Reincorporation”) pursuant to a plan of conversion, dated August 28, 2019 (the “Plan of Conversion”).

The Company filed the following instruments effective August 30, 2019 in order to effect the Reincorporation: (i) a certificate of conversion (the “Michigan Certificate of Conversion”) with the Bureau of Commercial Services of the Michigan Department of Labor & Economic Growth; (ii) a certificate of conversion (the “Delaware Certificate of Conversion”) with the Secretary of State of the State of Delaware; and (iii) a certificate of incorporation (the “Delaware Certificate of Incorporation”) with the Secretary of State of the State of Delaware. Pursuant to the Plan of Conversion, the Company also adopted new bylaws, which became effective upon the Reincorporation (the “Delaware Bylaws”).

The Reincorporation, including the adoption of the Plan of Conversion, the Delaware Certificate of Incorporation and the Delaware Bylaws, was previously submitted to a vote of, and approved by, the Company’s stockholders.  Upon the effectiveness of the Reincorporation:

•                  the affairs of the Company ceased to be governed by the corporation laws of the State of Michigan and became subject to the corporation laws of the State of Delaware;

•                  the resulting Delaware corporation (“Rockwell Delaware”) is: (a) deemed to be the same entity as the Company previously incorporated in Michigan (“Rockwell Michigan”) for all purposes under Michigan and Delaware law, and (b) continues to have, and succeeds to, all of the rights, privileges and powers of Rockwell Michigan, except for the changes that result from being governed by Delaware law, the Delaware Certificate and the Delaware Bylaws; and

•                  each outstanding share of Rockwell Michigan common stock became an outstanding share of common stock of Rockwell Delaware, and each outstanding option, warrant, or other right to acquire shares of Rockwell Michigan common stock became an option, warrant or other right to acquire an equivalent number of shares of common stock of Rockwell Delaware on the same terms and conditions as in effect immediately prior to the Reincorporation.

Certain rights of the Company’s stockholders changed as a result of the Reincorporation, as described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 30, 2019 (the “2019 Proxy Statement”), under the section entitled “Proposal 3 — Reincorporation of the Company from Michigan to Delaware,” and such descriptions are incorporated in their entirety herein by reference.

The Reincorporation did not result in any material change in the Company’s business, assets or financial position or in the persons who constitute the Company’s board. The individuals serving as officers of Rockwell Delaware immediately after the Reincorporation are the officers of Rockwell Michigan serving immediately before the Reincorporation. The consolidated financial condition and results of operations of Rockwell Delaware immediately after consummation of the Reincorporation are the same as those of Rockwell Michigan immediately before the consummation of the Reincorporation. The Company believes that the Reincorporation did not affect any of the Company’s material contracts with any third parties, and the Company’s rights and obligations under such contracts continue to be rights and obligations of the Company after the Reincorporation.

The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the full text of the Plan of Conversion, the Michigan Certificate of Conversion, the Delaware Certificate of Conversion, the Delaware Certificate of Incorporation and the Delaware Bylaws, copies of which are filed as Exhibits 2.1, 3.1, 3.2, 3.3, and 3.4, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Indemnification Agreements with Directors and Officers:

In connection with the Reincorporation, the Company expects to enter into indemnification agreements with each of its officers and directors, pursuant to which the Company agrees to hold harmless and indemnify such officer or director to the fullest extent permitted by Delaware law.  The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Indemnification Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03.                                        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.                                     Financial Statements and Exhibits.

(d) Exhibits.

The following are filed as Exhibits to this Current Report on Form 8-K.

Exhibit No.	Description

2.1	Plan of Conversion
3.1	Michigan Certificate of Conversion, effective August 30, 2019
3.2	Delaware Certificate of Conversion, effective August 30, 2019
3.3	Certificate of Incorporation, effective August 30, 2019
3.4	Bylaws, effective August 30, 2019
10.1	Form of Indemnification Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: August 30, 2019	ROCKWELL MEDICAL, INC.

	By:	/s/ Stuart Paul
Stuart Paul
Chief Executive Officer